Exhibit 3.33

CERTIFICATE OF INCORPORATION

OF

Q.E.D. INTERNATIONAL, INC.

Under Section 402 of the Business Corporation Law

The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

FIRST: The name of the corporation is Q.E.D. INTERNATIONAL, INC.

SECOND: The corporation is formed for the following purpose or purposes:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

THIRD: The office of the corporation is to be located in the County of Westchester, State of New York.

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred, all of which are without par value, and all of which are of the same class.

FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o Richard Johnson, 232 Albany Avenue, Thornwood, New York 10594.

SIXTH: The duration of the corporation is to be perpetual.

SEVENTH: The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

EIGHTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

Signed on May 25, 1995.

Athena Amaxas, Incorporator 375 Hudson Street, 11th Floor New York, New York 10014

STATE OF NEW YORK	)
) SS.:
COUNTY OF NEW YORK	)

On the date hereinafter set forth, before me came Athena Amaxas, to me known to be the individual who is described in, and who signed the foregoing certificate of incorporation, and she acknowledged to me that she signed the same.

Signed on May 25, 1995.

CERTIFICATE OF AMENDMENT

OF

Q.E.D. INTERNATIONAL, INC.

(under Section 805 of the Business Corporation Law)

Richard Johnson, the President, and Robert Blink, the Secretary, of Q.E.D. International, Inc. hereby certify:

l.	The name of the corporation is Q.E.D. INTERNATIONAL, INC.

2.	The Certificate of Incorporation was filed by the Department of State on May 31, 1995 under the name Q.E.D. International., Inc.

3.

The purpose of this Amendment is to increase the number of shares from 200 no par value common shares, of which 100 are issued and outstanding, to 6,000,000 common shares, with a par value of $0.01, 3,000,000 of which will be designated as Class A voting shares and 3,000,000, of which will be designated as Class B non-voting shares. The one hundred unissued original shares shall be cancelled and each originally issued share shall be exchanged for 30,000. Class A voting shares and 10,000 Class B non-voting shares. In addition to these exchanged shares, the corporation shall be adding 2,000,000, class B non-voting par value $.01 shares for a total of 6,000,000. shares, 3,000,000. Class A and 3,000,000. Class B.

4.	The certificate of Incorporation is amended to delete paragraph FOURTH, and to insert the following in lieu thereof:

“FOURTH: the total number of shares authorized to be issued by the Corporation is 6,000,000 (six million) shares with a par value of $0.01, of which 3,000,000. (three million) will be designated as Class A voting shares and 3,000,000. (three million) will be designated as Class B non-voting shares”.

5.

This Amendment of the Certificate of Incorporation was authorized by unanimous written consent of all of the board of directors, followed by unanimous vote of the holders of all outstanding shares entitled to vote thereon.

In Witness Whereof, This Certificate of Amendment has been subscribed by the undersigned, this 25th day of July, 1998, who affirms that the statements made herein are true under the penalties of perjury.

/s/ Richard Johnson	/s/ Robert Blink
Richard Johnson, M.D.	Robert Blink
President	Vice President and Secretary

1

CERTIFICATE OF AMENDMENT

OF

Q.E.D. INTERNATIONAL, INC.

(under Section 805 of the Business Corporation Law)

Richard Johnson, the President, and Tom Perkins, Asst. Secretary, of Q.E.D. International, Inc. hereby certify:

1.	The name of the corporation is Q.E.D. INTERNATIONAL, INC.

2.	The Certificate of Incorporation was filed by the Department of State on May 31, 1995 under the name Q.E.D. International., Inc., and was amended on July 28, 1998.

3.	The Certificate of Incorporation is amended to change the name of the Corporation.

4.	Paragraph 1 of the Certificate of Incorporation, which refers to the corporate name, is amended to read as follows:

“FIRST: The name of the Corporation shall be ‘Q.E.D. Communications, Inc.’ ”

5.	This Amendment of the Certificate of Incorporation was authorized by unanimous written consent of all of the board of directors and the shareholders.

In Witness Whereof, we have executed this certificate as of the 30 day of December, 1998.

/s/ Richard Johnson	/s/ Tom Perkins
Richard Johnson, M.D.	Tom Perkins,
President	Asst. Secretary

1

State of New York	)
) ss:
County of Westchester	)

Richard Johnson being duly sworn that he is the President of Q.E.D. International, Inc. and that he has executed the foregoing Certificate, that he has read the same and knows of its contents, and that the statements contained therein are true.

/s/ Richard Johnson
Richard Johnson

sworn to before me this

30 day of December, 1998.

State of NORTH CAROLINA	)
) ss:
County of DURHAM	)

Tom Perkins, being duly sworn that he is the Asst. Secretary of Q.E.D. International, Inc. and that he has executed the foregoing Certificate, that he has read the same and knows of its contents, and that the statements contained therein are true.

/s/ Tom Perkins
Tom Perkins

sworn to before me this

17 day of December, 1998.

/s/ Sharon J. Baker
notary public

Sharon J. Baker, Notary Public

Orange County, North Carolina

My Commission Expires 03/16/00

2

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Q.E.D. COMMUNICATIONS, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

* * * * *

1. The name of the corporation is Q.E.D. Communications, Inc. The name under which the corporation was formed is Q.E.D. International, Inc.

2. The certificate of incorporation of said corporation was filed by the Department of State on May 31, 1995 under the name Q.E.D. International, Inc.

3. The amendment effected by this certificate of amendment is as follows:

(a) The first sentence of Paragraph 1 of the Certificate of Incorporation relating to Q.E.D. Communications, Inc. is hereby amended to read as follows: 1. The name of the Corporation shall be Quintiles Medical Education, Inc.

4. The certificate of amendment was authorized by the vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

Q.E.D. COMMUNICATIONS, INC.

By:	/s/ Beverly L. Rubin
	Name:	Beverly L. Rubin
	Title:	Assistant Secretary

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

QUINTILES MEDICAL EDUCATION, INC.

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

* * * * *

1. The name of the corporation is Quintiles Medical Education, Inc. The name under which the corporation was formed is Q.E.D. International, Inc.

2. The certificate of incorporation of said corporation was filed by the Department of State on May 31, 1995 under the name Q.E.D. International, Inc.

3. The amendment effected by this certificate of amendment is as follows:

(a) Paragraph 2 of the Certificate of Incorporation relating to Quintiles Medical Education, Inc. is hereby amended to read as follows:

“SECOND: The corporation is formed for the following purpose or purposes:

To develop, support, coordinate and execute continuing medical education programs in the health care and life science fields and to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

Nothing herein shall authorize the corporation to operate or maintain a charter school, a nursery school, an elementary school, a secondary school, a college, university or to advertise or offer credit-bearing courses or degrees in New York State.

Except as authorized by Title VIII or other applicable statute, nothing herein shall authorize the corporation to engage in the practice of any profession in New York, engage in the training of any profession in New York or to use a professional title or term of any profession in New York in violation of Title VIII of the Education Law.”

4. The certificate of amendment was authorized by the vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

[Signature Page Follows]

[Signature Page to Certificate of Amendment of Quintiles Medical Education, Inc.]

QUINTILES MEDICAL EDUCATION, INC.

By:	/s/ Beverly Rubin
	Name:	Beverly Rubin
	Title:	Assistant Secretary

2

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

QUINTILES MEDICAL EDUCATION, INC.

(Insert the Current Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The current name of the corporation is:

Quintiles Medical Education, Inc.

If the name of the corporation has been previously changed, the name under which it was originally formed is:

Q.E.D. International, Inc.

SECOND: The date of filing of the certificate of incorporation with the Department of State is:

May 31, 1995

THIRD: The amendment effected by this certificate of amendment is as follows:

The subject matter and full text of each amended paragraph must be stated.

FOR EXAMPLE, a certificate of amendment changing the name of the corporation would read as follows:

Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is amended to read in its entirety as follows:

FIRST: The name of the corporation is (... new name...).

Paragraph First of the Certificate of Incorporation relating to Quintiles Medical Education, Inc. is amended to read in its entirety as follows:

1.	The name of the Corporation shall be IQVIA Medical Education Inc.

Paragraph      of the Certificate of Incorporation relating to

is amended to read in its entirety as follows:

FOURTH: The certificate of amendment was authorized by: (Check the appropriate box)

☐	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☑	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ James H. Erlinger III	James H. Erlinger III
(Signature)	(Name of Signer)

President
(Title of Signer)

Pages 2 of 2

CERTIFICATE OF CHANGE

OF

IQVIA MEDICAL EDUCATION INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

FIRST: The name of the corporation is:
IQVIA MEDICAL EDUCATION INC. .
If the name of the corporation has been changed, the name under which it was formed is:
.
SECOND: The certificate of incorporation was filed by the Department of State on:
MAY 31, 1995 .
THIRD: The change(s) effected hereby are: (Check appropriate statement(s))

☐ The county location, within this state, in which the office of the corporation is located, is changed to: .

☒ The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to read in its entirety as follows:
c/o Corporation Service Company, 80 State Street, Albany, NY 12207-2543

.

☑ The corporation hereby: (Check one)
☐ Designates
as its registered agent upon whom process against the corporation may be served. The street address of the registered agent is:

☒ Changes the designation of its registered agent to:
Corporation Service Company
The street address of the registered agent is:

80 State Street, Albany, NY 12207-2543 .

☐	Changes the address of its registered agent to:

.
☐	Revokes the authority of its registered agent.

FOURTH: The change was authorized by the board of directors.

X /s/ Jill Cilmi	Jill Cilmi
(Signature)	(Name of Signer)
Vice President
(Title of Signer)

CERTIFICATE OF CHANGE

OF

IQVIA MEDICAL EDUCATION INC.

(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law

Filer’s Name and Mailing Address:

IQVIA HOLDINGS INC., ATTN: MATT KANE
Name

Company, if Applicable
4820 EMPEROR BLVD, FL 9
Mailing Address
DURHAM NC 27703
City, State and Zip Code
Cust. Ref. # 030621R4M

NOTES:

1.

The name of the corporation and its date of incorporation provided on this certificate must exactly match the records of the Department of State. This information should be verified on the Department of State’s website at www.dos.ny.gov.

2.	This form was prepared by the New York State Department of State. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores.
3.	The Department of State recommends that all documents be prepared under the guidance of an attorney.
4.	The certificate must be submitted with a $30 filing fee.

For Office Use Only

CERTIFICATE OF CHANGE OF

IQVIA MEDICAL EDUCATION INC.

Under Section 805-A of the Business Corporation Law (for use by agent)

FIRST: The name of the corporation is: IQVIA MEDICAL EDUCATION INC.. Said corporation is hereinafter referred to as the “Domestic Corporation”.

If the name of the Domestic Corporation has been changed, the name under which the corporation was formed is: Q.E.D. INTERNATIONAL, INC..

SECOND: The date on which the certificate of incorporation was filed by the Department of State is: 31 MAY 1995.

THIRD: The only change effected hereby is to change the address of the Registered Agent of the Domestic Corporation to read as follows:

C T CORPORATION SYSTEM, 28 Liberty St., New York, NY 10005.

FOURTH: The undersigned person, partnership, or corporation (hereinafter referred to as the “Agent”) is the Registered Agent of the Domestic Corporation. The post office address previously designated by the Domestic Corporation for that purpose was the address of the undersigned Agent, and the address specified in paragraph Third above is the new address of the undersigned Agent. The undersigned Agent mailed a notice of the proposed change of address to the Domestic Corporation not less than thirty days prior to the date of delivery of this Certificate to the Department of State. The Domestic Corporation has not objected to the change of address effected hereby. The undersigned Agent is authorized by Business Corporation Law section 805-A(b) to sign and deliver this Certificate.

C T CORPORATION SYSTEM (Agent)

By:	/s/ Marie Hauer
Marie Hauer – Authorized Person.

Filer:	C T CORPORATION SYSTEM 28 Liberty St.
New York, NY 10005.